UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 2, 2014, 3DIcon Corporation (the “Company”) received notification from OTC Markets that because the Company’s common stock, which trades under the symbol TDCP, has not had a minimum closing bid price of $.01 during the last thirty days, it has been downgraded from the OTCQB to the OTC Pink, effective September 3, 2014. On March 26, 2014, OTC Markets had announced a series of rule changes to take place between May 1, 2014 and April 1, 2015. These rules set forth new qualifications and fees for quotation of securities on the various tiers of OTC Markets. One of such changes requires that a company’s stock have a minimum closing bid price of $.01 for at least one day in any consecutive thirty day period to continue being quoted on the OTCQB.

The Company has the option of filing an application for reinstatement to have its common stock quoted on the OTCQB. The Company’s common stock could be reinstated to the OTCQB commencing at such time as it has had a minimum closing bid price of $.01 for any consecutive 30 day period. The downgrading of the Company’s common stock from the OTCQB to the OCT Pink will have no effect on the common stock’s ability to trade or its DWAC (method of electronic transfer of shares) eligibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2014	3DICON CORPORATION By: /s/ Victor Keen
Name: Victor Keen Position: Chief Executive Officer